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                                                                    Exhibit 10.2

                   SEVENTH AMENDMENT TO EMPLOYMENT AGREEMENT
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     THIS SEVENTH AMENDMENT TO EMPLOYMENT AGREEMENT (the "Seventh Amendment") is
made and entered into to be effective as of the 1st day of January, 2000, between HOLLYWOOD CASINO CORPORATION, a Delaware corporation (the "Employer"), and EDWARD T. PRATT, JR. (the "Employee") with reference to the foregoing.

                                   RECITALS
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     A.   Pratt Hotel Corporation (nka Greate Bay Casino Corporation), a
Delaware corporation ("PHC") which was a direct approximately 80% owned subsidiary of Employer prior to December 31, 1996, and Employee entered into that certain Employment Agreement dated as of September 21, 1989;

     B. PHC and Employee subsequently entered into that certain First Amendment to Employment Agreement dated as of January 1, 1991;

     C. PHC and Employee subsequently entered into that certain Second Amendment to Employment Agreement dated as of September 30, 1992;

     D. PHC and Employee subsequently entered into that certain Third Amendment to Employment Agreement dated as of February 23, 1995;

     E. PHC assigned to Employer the right, title and interest of PHC in, to and under, and Employer assumed the obligations of PHC under, the Employment Agreement, as amended by the First Amendment to Employment Agreement, the Second Amendment to Employment Agreement and the Third Amendment to Employment Agreement, pursuant to that certain Assignment of Pratt Brother Employment Contracts and Assumption Agreement dated as of October 16, 1995;

     F. Employer and Employee subsequently entered into that certain Fourth Amendment to Employment Agreement dated as of January 1, 1996;

     G. Employer and Employee subsequently entered into that certain Fifth Amendment to Employment Agreement dated as of January 1, 1997;.

     H. Employer and Employee subsequently entered into that certain Sixth Amendment to Employment Agreement dated as of January 1, 1998;

     I. The Employment Agreement, as amended by the First Amendment to Employment Agreement, the Second Amendment to Employment Agreement, the Third Amendment to Employment Agreement, the Fourth Amendment to Employment Agreement, the Fifth Amendment to Employment Agreement and the Sixth Amendment to Employment Agreement, are hereinafter collectively called the "Existing Employment Agreement"; and
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     J.   Employer and Employee now desire to further amend the Existing
Employment Agreement as provided below.

                                  AGREEMENTS
                                  ----------

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Paragraph 2 of the Existing Employment Agreement is hereby amended in its entirety to read as follows:

     "2.  Term of Employment.  The term of employment of the Executive under
          ------------------
     this Agreement shall expire on December 31, 2002; subject, however, to the provisions of Section 5 of this Agreement."

2. Paragraph 1(a) of the Existing Employment Agreement is hereby amended in its entirety to read as follows:

     "1.  Employment.
          ----------

          (a) The Corporation shall employ the Executive and the Executive shall serve as Vice Chairman during the term of employment set forth in
     Section 2 of this Agreement. The Executive shall report to the Board of Directors of the Corporation and diligently perform any and all duties delegated to him by the Board. The Executive agrees, subject to his election as such, to serve as a Director of the Corporation, and on any committee thereof to which he is appointed during his term of employment. The Executive shall continue to keep actively abreast of developments at the Corporation by, among other things, participating in weekly management meetings in person or by telephone and/or speaking periodically (including telephonically) with members of the senior management team of the Corporation. In order for the Executive to continue to keep abreast of such developments of the Corporation, all relevant correspondence and documents (both internal and external) will be provided to the Executive on a timely basis. In addition, notice of the time and place of any and all management meetings will be given to the Executive. In the event that circumstances do not permit the Executive to participate in a management meeting in person or by telephone, then, in such event, the Executive will notify the Corporation of such inability to participate and will be provided a copy of the minutes of such meeting."

3. Paragraph 5 of the Existing Employment Agreement is hereby amended in its entirety to read as follows:

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     "5.  Termination of Employment and Post-Employment Service as a Consultant.
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          (a)  Immediately upon the expiration of the Term of Employment described in Section 2 hereof, or, if later, upon the expiration of any extension of such Term of Employment, the Corporation shall engage the Executive, and the Executive hereby agrees to serve, as a consultant for a period of four (4) years, at an annual compensation to be determined by negotiation between the parties; provided, however, that the annual rate of such compensation shall be not less than seventy-five percent (75%) of the Executive's Highest Annual Salary set forth in Section 3 of this Agreement, and shall be payable in equal installments not less frequently than quarterly.

          (b) If, for any reason other than the Executive's death or the Executive's disability or the occurrence of the event described in paragraph (d) of this Section, the Executive's employment shall terminate or be terminated before the Term of Employment described in Section 2 hereof has expired, the Executive shall be entitled to receive, and the Corporation shall pay to the Executive:

               (1) his Highest Annual Salary as described in Section 3 of this Agreement, for each year or fraction thereof of the remainder of the initial Term of Employment, or any extension thereof then in force (as described in Section 2 of this Agreement); and

               (2) his full compensation for the consulting period described in paragraph (a) of this Section, paid as a single-sum settlement by computing the then present value of the projected income stream for the consulting period at nine percent (9%) per annum, applying no mortality or morbidity factors.

          (c) Upon any failure by the Executive to comply with Paragraph 1(a) of this Agreement, the Chairman of the Board of the Corporation will recommend to the Board of Directors of the Corporation that the Executive's employment shall terminate and, in lieu thereof, the Executive shall serve the Corporation as a consultant upon the terms and provisions set forth in the succeeding sentence. If a majority of the Board of Directors of the Corporation approves such recommendation, the Executive's employment shall terminate and, in lieu thereof, the Corporation shall engage the Executive, and the Executive hereby agrees to serve, as a consultant to the Corporation for a period of four (4) years commencing on the date of such termination and engagement, at an annual compensation to be determined by negotiation between the parties; provided, however, that the annual rate of such compensation shall be not less than seventy-five percent (75%) of the Executive's Highest Annual Salary set forth in Section 3 of this Agreement (which compensation shall be payable in equal installments not less frequently than quarterly).

          (d) If, for any reason other than the Executive's death or the Executive's disability, the Executive's engagement as a consultant is terminated after it has commenced but before the entirety of the contractual period thereof has been completed, the Corporation shall pay

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     to the Executive a single-sum amount equal to his full compensation for the remainder of the consulting period described in paragraph (a) or (c) of this Section, reduced, however, to the present value of the income stream represented thereby, calculated by applying to such future income stream an assumed interest rate of nine percent (9%), with no mortality or morbidity factors applied.

          The Executive shall have the option at any time to treat his employment as having been constructively terminated if (1) he is relieved of any material duties or authority other than at his own written request,
     (2) the physical conditions of his place of employment are materially changed to diminish his apparent authority, or (3) he is denied staff support that is adequate, in his judgment, to permit the efficient and thorough discharge of his responsibilities."

4. The last sentence of Paragraph 6 of the Existing Employment Agreement is hereby amended in its entirety to read as follows:

     "The pension benefit described herein shall commence as of the first day of the calendar month next following the expiration of all of the following:
     (i) the Term of Employment described in Section 2 of this Agreement, (ii) any extension of the said Term of Employment, and (iii) the 4-year contingency period described in paragraph (a) or (c), as applicable, of
     Section 5 of this Agreement."

5. This Seventh Amendment may be executed in multiple counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

6. If any provision of this Seventh Amendment or the application hereof to any person or circumstances shall to any extent be held void, unenforceable or invalid, then the remainder of this Seventh Amendment or the application of such provision to persons or circumstances other than those as to which it is held void, unenforceable or invalid shall not be affected thereby, and each provision of this Seventh Amendment shall be valid and enforced to the fullest extent permitted by law.

7. THIS SEVENTH AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO ANY OF SUCH STATE'S DOCTRINES REGARD CONFLICTS OF LAWS.

8. Except as amended hereby, the Existing Employment Agreement shall continue in full force and effect without any further action by the parties thereto. On or after the effective date of this Seventh Amendment, references to the "Employment Agreement" in the Existing Employment Agreement, as amended hereby, shall be deemed to mean, for purposes of determining the rights, remedies, obligations and liabilities of the parties thereto and all other purposes, the Existing Employment Agreement, as amended by this Seventh Amendment.

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                               *       *       *

     IN WITNESS WHEREOF, the parties to this Seventh Amendment have executed such Seventh Amendment effective as of the date first set forth above.



                              /s/ Edward T. Pratt, Jr.
                              --------------------------------------------
                              Edward T. Pratt, Jr.


                              HOLLYWOOD CASINO CORPORATION



                              By:   /s/ Charles F. laFrano III
                                 -----------------------------------------
                                    Name: Charles F. LaFrano III
                                    Title:  Vice President of Finance

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